DELOITTE &
 TOUCHE LLP
- -----------                    -------------------------------------------------
                               Suite 250            Telephone:    (716) 843-7200
                               Key Bank Tower       Facsimile:    (716) 856-7760
                               50 Fountain Plaza
                               Buffalo, New York 14202



INDEPENDENT AUDITOR'S CONSENT



We consent to the incorporation by reference in this Registration Statement of Bush Industries, Inc. on Form S-3 of our report dated February 9, 1995, appearing in the Annual Report on Form 10-K of Bush Industries, Inc. for the year ended December 30, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ DELOITTE & TOUCHE LLP


July 30, 1996